Supplemental Financial Information Fourth Quarter 2024 investors.ironmountain.com

Table of Contents Section I - Q4 Earnings Press Release Q4 2024 Earnings Press Release 3 Section II - Financial Highlights and Organic Growth Financial and Operating Highlights 6 Organic Revenue Growth 7 Section III - Operational Metrics Global Storage Volume 8 Quarterly Operating Performance 9 Full Year Operating Performance 10 Section IV - Balance Sheets, Statements of Operations and Reconciliations Consolidated Balance Sheets 11 Quarterly Consolidated Statements of Operations 12 Full Year Consolidated Statements of Operations 13 Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA 14 Full Year Reconciliation of Net Income (Loss) to Adjusted EBITDA 14 Quarterly and Full Year Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 15 Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO 16 Full Year Reconciliation of Net Income (Loss) to FFO and AFFO 17 Section V - Storage and Service Reconciliation Quarterly Storage Rental and Service Business Detail 18 Full Year Storage and Service Business Detail 19 Section VI - Real Estate Metrics Global Real Estate Portfolio and Lease Obligations 20 Facility Lease Expirations 20 Section VII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 21 Data Center Operating Portfolio and Total Potential Capacity 22 Data Center Expansion and Development Activity 23 Section VIII - Capitalization and Debt Maturity Profile Capitalization 24 Total Borrowings Maturity Schedule 24 Debt Maturity Profile 24 Section IX - Capital Expenditures Quarterly and Full Year Capital Expenditures and Investments 25 Section X - Appendix and Definitions Appendix and Definitions 26 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended December 31, 2024 unless noted Unaudited investors.ironmountain.com Q4 2024 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q4 Earnings Press Release

Iron Mountain Reports Fourth Quarter and Full Year 2024 Results

- Achieves record quarterly and full year revenue of $1.6 billion and $6.1 billion, respectively
- Q4 2024 and Full Year 2024 revenue growth of 11.4% and 12.2%, respectively, driven by strong performances across global RIM, data center, and asset lifecycle management (ALM) businesses
- Q4 2024 and Full Year 2024 Net Income of $106 million and $184 million, respectively
- Delivers record quarterly and full year Adjusted EBITDA of $605 million and $2.2 billion, respectively
- Issues strong 2025 guidance with Revenue growth of 8% to 11% and Adjusted EBITDA growth of 11% to 13%
- Excluding the effects of foreign exchange, 2025 guidance for Revenue growth is 10% to 12% and Adjusted EBITDA growth is 12% to 14%
- Increases quarterly dividend per share by 10% based on continued strong growth in AFFO

PORTSMOUTH, N.H. – February 13, 2025 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the fourth quarter and full year 2024.

"We are pleased to report that our fourth quarter and full year 2024 results were an all-time record for Revenue, Adjusted EBITDA, and AFFO. We continue to execute well against our Project Matterhorn growth strategy, delivering double-digit revenue growth in Q4 with strength across each of our business segments. We are grateful to our Mountaineers for their continued dedication to serving our customers, which is driving our outstanding results," said William L. Meaney, President and CEO of Iron Mountain. "As we look to 2025, we remain committed to continuing to deliver industry leading revenue growth of 8% to 11%, which is benefiting from our growth businesses representing an increasingly larger portion of our revenue, as well as adjusted EBITDA growth of 11% to 13%. With our strong performance in 2024 and continued growth outlook we are pleased to increase the dividend by 10%."

Financial Performance Highlights for the Fourth Quarter and Full Year 2024
($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Full Year		Y/Y % Change	
	12/31/24	12/31/23	Reported $	Constant Fx	12/31/24	12/31/23	Reported $	Constant Fx
Storage Rental Revenue	$942	$871	8%	9%	$3,682	$3,371	9%	10%
Service Revenue	$639	$549	17%	17%	$2,468	$2,109	17%	17%
Total Revenue	**$1,581**	**$1,420**	**11%**	**12%**	**$6,150**	**$5,480**	**12%**	**13%**
Net Income	$106	$29	n/a		$184	$187	(2)%	
Reported EPS	$0.35	$0.10	n/a		$0.61	$0.63	(3)%	
Adjusted EPS	$0.50	$0.52	(4)%		$1.77	$1.82	(3)%	
Adjusted EBITDA	$605	$525	15%	16%	$2,236	$1,962	14%	14%
Adjusted EBITDA Margin	*38.3%*	*37.0%*	*130 bps*		*36.4%*	*35.8%*	*60 bps*	
AFFO	$368	$328	12%		$1,345	$1,211	11%	
AFFO per share	$1.24	$1.11	12%		$4.54	$4.12	10%	

- Total reported revenues for the fourth quarter were $1.6 billion, compared with $1.4 billion in the fourth quarter of 2023, an increase of 11.4%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 12.1% compared to the prior year, driven by an 8.8% increase in storage rental revenue and a 17.2% increase in service revenue. For the full year, total reported revenues increased 12.2%, or 12.6% excluding the impact of Fx.
- Net Income for the fourth quarter was $105.7 million, compared with $29.2 million in the fourth quarter of 2023, driven by increased Operating Income. For the full year, net income was $183.7 million, compared with $187.3 million in 2023.
- Adjusted EBITDA for the fourth quarter was $605.1 million, compared with $525.2 million in the fourth quarter of 2023, an increase of 15.2%. On a constant currency basis, Adjusted EBITDA increased by 16.2% in the fourth quarter, compared to the fourth quarter of 2023, driven by increased revenue in our Global RIM, ALM, and Data Center businesses. On a constant currency basis, full year Adjusted EBITDA increased 14.5%.

investors.ironmountain.com Q4 2024 Supplemental Financial Information 3

IRON MOUNTAIN
Section I - Q4 Earnings Press Release

- FFO (Normalized) per share was $0.85 for the fourth quarter, compared with $0.83 in the fourth quarter of 2023. For the full year, FFO (Normalized) per share was $3.15, compared with $3.04 in 2023, or an increase of 3.6%.
- AFFO was $368.0 million for the fourth quarter, compared with $327.6 million in the fourth quarter of 2023, an increase of 12.3% driven by improved Adjusted EBITDA. For the full year, AFFO was $1.34 billion compared with $1.21 billion, or an increase of 11.0%.
- AFFO per share was $1.24 for the fourth quarter, compared with $1.11 in the fourth quarter of 2023. For the full year, AFFO per share was $4.54, compared to $4.12 in 2023, or an increase of 10.2%.

Dividend

On February 13, 2025, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.785 per share of common stock for the first quarter, representing an increase of 10%. The first quarter 2025 dividend is payable on April 4, 2025, to shareholders of record at the close of business on March 17, 2025.

Guidance

Iron Mountain issued full year 2025 guidance; details are summarized in the table below.

2025 Guidance(1)			
($ in millions, except per share data)			
	2025 Guidance	**Approximate Y/Y % Change at Midpoint**	**Approximate Y/Y % Change Ex. Fx at Midpoint**
Total Revenue	$6,650 - $6,800	~9%	~11%
Adjusted EBITDA	$2,475 - $2,525	~12%	~13%
AFFO	$1,450 - $1,480	~9%	~11%
AFFO Per Share	$4.85 - $4.95	~8%	~10%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

Q4 2024 Earnings Conference Call and Related Materials

The conference call / webcast details, earnings presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is trusted by more than 240,000 customers in 61 countries, including approximately 95% of the Fortune 1000, to help unlock value and intelligence from their assets through services that transcend the physical and digital worlds. Our broad range of solutions address their information management, digital transformation, information security, data center and asset lifecycle management needs. Our longstanding commitment to safety, security, sustainability and innovation in support of our customers underpins everything we do.

To learn more about Iron Mountain, please visit www.IronMountain.com.

Investor Relations Contacts:

Mark Rupe
SVP, Investor Relations
Mark.Rupe@ironmountain.com
(215) 402-7013

Erika Crabtree
Manager, Investor Relations
Erika.Crabtree@ironmountain.com
(617) 535-2845

investors.ironmountain.com Q4 2024 Supplemental Financial Information 4

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “will” or similar expressions, we are making forward- looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies (including artificial intelligence) into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Section I - Q4 Earnings Press Release investors.ironmountain.com Q4 2024 Supplemental Financial Information 5

Financial Highlights Q4 2024 Q3 2024 Q2 2024 Q1 2024 Q4 2023 Storage Rental Revenue $941,970 $935,701 $919,746 $884,842 $871,144 Service Revenue $639,309 $621,657 $614,663 $592,021 $548,685 Total Revenues $1,581,279 $1,557,358 $1,534,409 $1,476,863 $1,419,829 Adjusted EBITDA $605,051 $568,113 $544,361 $518,855 $525,249 Adjusted EBITDA Margin 38.3% 36.5% 35.5% 35.1% 37.0 % Net Income (Loss) Attributable to Iron Mountain Incorporated $103,932 $(33,620) $35,783 $74,061 $28,482 Reported EPS - Fully Diluted $0.35 $(0.11) $0.12 $0.25 $0.10 Adjusted EPS $0.50 $0.44 $0.42 $0.43 $0.52 FFO (Normalized) $252,468 $233,269 $231,021 $219,777 $246,005 FFO (Normalized) per Share $0.85 $0.79 $0.78 $0.74 $0.83 AFFO $367,986 $332,000 $320,901 $323,653 $327,634 AFFO per Share $1.24 $1.13 $1.08 $1.10 $1.11 TTM AFFO Payout Ratio 60.0% 60.3% 60.3% 61.0% 61.6 % Dividend per Share $0.72 $0.72 $0.65 $0.65 $0.65 Weighted Average Common Shares Outstanding - Diluted 297,201 293,603 295,838 295,221 295,014 Net Lease-Adjusted Leverage Ratio 5.0x 5.0x 5.0x 5.1x 5.1x Operating Highlights Q4 2024 Q3 2024 Q2 2024 Q1 2024 Q4 2023 Organic Storage Rental Revenue Growth 8.8% 9.3% 10.1% 7.5% 10.4 % Organic Service Revenue Growth 7.0% 10.0% 9.4% 9.6% 6.2 % Total Volume - Storage 733,571 732,997 732,607 732,031 731,541 Storage Facility Capacity Utilization 79.6% 79.4% 79.2% 79.2% 79.6 % Records Management Retention Rate 92.6% 92.7% 92.8% 92.9% 92.9 % Storage Revenue / Sq. Ft. $10.07 $9.92 $9.74 $9.38 $9.15 Storage NOI / Sq. Ft. $8.14 $7.95 $7.75 $7.46 $7.37 Data Center: Leasable Megawatts 416.2 364.7 265.7 261.4 255.4 Leased % - Stabilized 97.4% 98.7% 96.0% 95.7% 95.4 % Leased % - Total 95.5% 96.8% 93.5% 94.0% 93.3 % Kilowatts Leased - New/Expansion 9,664 9,205 66,493 30,449 4,535 Churn 4.4% 0.5% 1.2% 0.9% 1.7 % Number of Facilities 29 28 26 26 26 Number of Markets 21 21 21 21 21 Section II - Financial Highlights and Organic Growth investors.ironmountain.com Q4 2024 Supplemental Financial Information 6

Organic Revenue Growth (1) Q4 2024 Q3 2024 Full Year 2024 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 8.1% 8.8% 8.8% 9.0% 9.3% 9.3% 9.2% 9.7% 8.9% Service 16.5% 17.2% 7.0% 17.4% 17.6% 10.0% 17.0% 17.3% 9.0% Total Revenues 11.4% 12.1% 8.1% 12.2% 12.5% 9.5% 12.2% 12.6% 9.0% Total Organic Revenue Growth 7.5% 5.7% 5.5% 8.7% 8.3% 9.8% 9.5% 8.1% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Organic Storage Rental Revenue Growth 11.1% 10.8% 9.7% 10.4% 7.5% 10.1% 9.3% 8.8% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 6.0% 8.0% 10.0% 12.0% Organic Service Revenue Growth 2.0% (1.4)% (0.6)% 6.2% 9.6% 9.4% 10.0% 7.0% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 (4.0)% 0.0% 4.0% 8.0% 12.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section II - Financial Highlights and Organic Growth investors.ironmountain.com Q4 2024 Supplemental Financial Information 7

Global Storage Volume Global RIM Corporate and Other Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 700,000 710,000 720,000 730,000 740,000 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Global RIM 724,480 724,926 725,510 (1) 725,907 726,048 726,316 726,712 726,952 727,266 Corporate and Other 4,804 5,210 5,256 5,356 5,493 5,715 5,895 6,045 6,305 Total Volume - Storage 729,284 730,136 730,767 731,263 731,541 732,031 732,607 732,997 733,571 Business acquisitions during the quarter (2) — — — — — — — — — (1) On June 29, 2023, we acquired 100% interest in Clutter Intermediate, Inc. and control of all assets of the related Clutter joint venture, of which we had a preexisting relationship. The volume associated with this business both prior and subsequent to our acquisition is substantially consistent. (2) Volume acquired through acquisition in the quarter; this is included in Total Storage Volume. Section III - Operational Metrics investors.ironmountain.com Q4 2024 Supplemental Financial Information 8

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Operating Performance

	Q4 2024	Q3 2024	Q4 2023	Y/Y % Change Reported	Y/Y % Change Constant Currency	Y/Y % Change Organic Growth (1)
Global RIM Business						
Storage Rental	$755,972	$767,780	$723,112	4.5%	5.4%	5.4%
Service	502,374	492,578	469,619	7.0%	7.8%	7.8%
Total Revenues	$1,258,346	$1,260,358	$1,192,731	5.5%	6.3%	6.3%
Adjusted EBITDA	**$579,113**	**$568,994**	**$533,643**			
Adjusted EBITDA Margin	*46.0 %*	*45.1 %*	*44.7 %*			
Global Data Center Business						
Storage Rental	$168,073	$150,796	$131,986	27.3%	27.2%	27.2%
Service	2,110	2,410	5,167	(59.2)%	(59.4)%	(59.4)%
Total Revenues	$170,183	$153,206	$137,153	24.1%	23.9%	23.9%
Adjusted EBITDA	**$88,132**	**$66,796**	**$58,285**			
Adjusted EBITDA Margin	*51.8 %*	*43.6 %*	*42.5 %*			
Corporate and Other						
Storage Rental	$17,925	$17,125	$16,046	11.7%	11.1%	11.1%
Service	134,825	126,669	73,899	82.4%	82.2%	7.2%
Total Revenues	$152,750	$143,794	$89,946	69.8%	69.5%	7.9%
Adjusted EBITDA	**$(62,194)**	**$(67,677)**	**$(66,679)**			
Total Consolidated						
Storage Rental	$941,970	$935,701	$871,144	8.1%	8.8%	8.8%
Service	639,309	621,657	548,685	16.5%	17.2%	7.0%
Total Revenues	$1,581,279	$1,557,358	$1,419,829	11.4%	12.1%	8.1%
Adjusted EBITDA	**$605,051**	**$568,113**	**$525,249**			
Adjusted EBITDA Margin	*38.3 %*	*36.5 %*	*37.0 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q4 2024 Supplemental Financial Information 9

IRON MOUNTAIN
Section III - Operational Metrics

Full Year Operating Performance

	Full Year 2024	Full Year 2023	Y/Y % Change Reported	Y/Y % Change Constant Currency	Organic Growth (1)
Global RIM Business					
Storage Rental	$3,009,094	$2,834,352	6.2%	6.7%	6.3%
Service	1,970,344	1,827,424	7.8%	8.3%	7.9%
Total Revenues	$4,979,438	$4,661,776	6.8%	7.3%	6.9%
Adjusted EBITDA	**$2,223,117**	**$2,027,037**			
Adjusted EBITDA Margin	*44.6 %*	*43.5 %*			
Global Data Center Business					
Storage Rental	$606,294	$474,066	27.9%	27.6%	24.8%
Service	13,734	20,960	(34.5)%	(34.6)%	(34.6)%
Total Revenues	$620,028	$495,026	25.3%	25.0%	22.2%
Adjusted EBITDA	**$282,513**	**$215,945**			
Adjusted EBITDA Margin	*45.6 %*	*43.6 %*			
Corporate and Other					
Storage Rental	$66,871	$62,227	7.5%	7.0%	5.3%
Service	483,572	261,260	85.1%	84.7%	20.2%
Total Revenues	$550,443	$323,487	70.2%	69.7%	17.3%
Adjusted EBITDA	**$(269,250)**	**$(281,305)**			
Total Consolidated					
Storage Rental	$3,682,259	$3,370,645	9.2%	9.7%	8.9%
Service	2,467,650	2,109,644	17.0%	17.3%	9.0%
Total Revenues	$6,149,909	$5,480,289	12.2%	12.6%	9.0%
Adjusted EBITDA	**$2,236,380**	**$1,961,677**			
Adjusted EBITDA Margin	*36.4 %*	*35.8 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q4 2024 Supplemental Financial Information 10

Consolidated Balance Sheets 12/31/2024 12/31/2023 ASSETS Current Assets: Cash and Cash Equivalents $155,716 $222,789 Accounts Receivable, Net 1,291,379 1,259,826 Prepaid Expenses and Other 244,127 252,930 Total Current Assets $1,691,222 $1,735,545 Property, Plant and Equipment: Property, Plant and Equipment $11,985,997 $10,373,989 Less: Accumulated Depreciation (4,354,398) (4,059,120) Property, Plant and Equipment, Net $7,631,599 $6,314,869 Other Assets, Net: Goodwill $5,083,817 $5,017,912 Customer and Supplier Relationships and Other Intangible Assets 1,274,731 1,279,800 Operating Lease Right-of-Use Assets 2,489,893 2,696,024 Other 545,853 429,652 Total Other Assets, Net $9,394,294 $9,423,388 Total Assets $18,717,115 $17,473,802 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $715,109 $120,670 Accounts Payable 678,716 539,594 Accrued Expenses and Other Current Liabilities 1,366,568 1,250,259 Deferred Revenue 326,882 325,665 Total Current Liabilities $3,087,275 $2,236,188 Long-term Debt, Net of Current Portion 13,003,977 11,812,500 Long-term Operating Lease Liabilities, Net of Current Portion 2,334,826 2,562,394 Other Long-term Liabilities 312,199 237,590 Deferred Income Taxes 205,341 235,410 Redeemable Noncontrolling Interests 78,171 177,947 Total Long-term Liabilities $15,934,514 $15,025,841 Total Liabilities $19,021,789 $17,262,029 (Deficit) Equity Total (Deficit) Equity $(304,674) $211,773 Total Liabilities and (Deficit) Equity $18,717,115 $17,473,802 Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q4 2024 Supplemental Financial Information 11

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Consolidated Statements of Operations

	Q4 2024	Q3 2024	Q/Q % Change	Q4 2023	Y/Y % Change
Revenues:					
Storage Rental	$941,970	$935,701	0.7 %	$871,144	8.1 %
Service	639,309	621,657	2.8 %	548,685	16.5 %
Total Revenues	**$1,581,279**	**$1,557,358**	**1.5 %**	**$1,419,829**	**11.4 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$688,933	$678,390	1.6 %	$601,329	14.6 %
Selling, General and Administrative	333,307	341,929	(2.5)%	314,932	5.8 %
Depreciation and Amortization	234,609	232,240	1.0 %	199,941	17.3 %
Acquisition and Integration Costs	7,269	11,262	(35.5)%	12,860	(43.5)%
Restructuring and Other Transformation	36,797	37,282	(1.3)%	53,853	(31.7)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(2,074)	5,091	(140.7)%	6,157	(133.7)%
Total Operating Expenses	**$1,298,841**	**$1,306,194**	**(0.6)%**	**$1,189,072**	**9.2 %**
Operating Income (Loss)	**$282,438**	**$251,164**	**12.5 %**	**$230,757**	**22.4 %**
Interest Expense, Net	194,452	186,067	4.5 %	151,784	28.1 %
Other (Income) Expense, Net	(36,243)	86,362	(142.0)%	40,761	(188.9)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$124,229**	**$(21,265)**	**n/a**	**$38,212**	**n/a**
Provision (Benefit) for Income Taxes	18,544	12,400	49.5 %	9,018	105.6 %
Net Income (Loss)	**$105,685**	**$(33,665)**	**n/a**	**$29,194**	**n/a**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	1,753	(45)	n/a	712	146.2 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$103,932**	**$(33,620)**	**n/a**	**$28,482**	**n/a**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.35	$(0.11)	n/a	$0.10	n/a
Diluted	$0.35	$(0.11)	n/a	$0.10	n/a
Weighted Average Common Shares Outstanding - Basic	293,771	293,603	0.1 %	292,328	0.5 %
Weighted Average Common Shares Outstanding - Diluted	297,201	293,603	1.2 %	295,014	0.7 %

investors.ironmountain.com Q4 2024 Supplemental Financial Information 12

Full Year Consolidated Statements of Operations Full Year 2024 Full Year 2023 % Change Revenues: Storage Rental $3,682,259 $3,370,645 9.2 % Service 2,467,650 2,109,644 17.0 % Total Revenues $6,149,909 $5,480,289 12.2 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $2,696,549 $2,357,800 14.4 % Selling, General and Administrative 1,339,539 1,236,287 8.4 % Depreciation and Amortization 900,905 776,159 16.1 % Acquisition and Integration Costs 35,842 25,875 38.5 % Restructuring and Other Transformation 161,359 175,215 (7.9) % Loss (Gain) on Disposal/Write-Down of PP&E, Net 6,196 (12,825) (148.3) % Total Operating Expenses $5,140,390 $4,558,511 12.8 % Operating Income (Loss) $1,009,519 $921,778 9.5 % Interest Expense, Net 721,559 585,932 23.1 % Other (Income) Expense, Net 43,422 108,640 (60.0) % Net Income (Loss) Before Provision (Benefit) for Income Taxes $244,538 $227,206 7.6 % Provision (Benefit) for Income Taxes 60,872 39,943 52.4 % Net Income (Loss) $183,666 $187,263 (1.9) % Less: Net Income (Loss) Attributable to Noncontrolling Interests 3,510 3,029 15.9 % Net Income (Loss) Attributable to Iron Mountain Incorporated $180,156 $184,234 (2.2) % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.61 $0.63 (3.2) % Diluted $0.61 $0.63 (3.2) % Weighted Average Common Shares Outstanding - Basic 293,365 291,936 0.5 % Weighted Average Common Shares Outstanding - Diluted 296,234 293,965 0.8 % Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q4 2024 Supplemental Financial Information 13

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Q4 2024	Q3 2024	Q/Q % Change	Q4 2023	Y/Y % Change
Net Income (Loss)	**$105,685**	**$(33,665)**	**n/a**	**$29,194**	**n/a**
Add / (Deduct):					
Interest Expense, Net	194,452	186,067	4.5 %	151,784	28.1 %
Provision (Benefit) for Income Taxes	18,544	12,400	49.5 %	9,018	105.6 %
Depreciation and Amortization	234,609	232,240	1.0 %	199,941	17.3 %
Acquisition and Integration Costs	7,269	11,262	(35.5)%	12,860	(43.5)%
Restructuring and Other Transformation	36,797	37,282	(1.3)%	53,853	(31.7)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(2,074)	5,091	(140.7)%	6,157	(133.7)%
Other (Income) Expense, Net, Excluding our Share of (Gains) Losses from our Unconsolidated Joint Ventures	(37,795)	85,532	(144.2)%	40,332	(193.7)%
Stock-Based Compensation Expense	44,647	29,563	51.0 %	20,604	116.7 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,917	2,341	24.6 %	1,506	93.7 %
Adjusted EBITDA	**$605,051**	**$568,113**	**6.5 %**	**$525,249**	**15.2 %**

Full Year Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Full Year 2024	Full Year 2023	% Change
Net Income (Loss)	**$183,666**	**$187,263**	**(1.9)%**
Add / (Deduct):			
Interest Expense, Net	721,559	585,932	23.1 %
Provision (Benefit) for Income Taxes	60,872	39,943	52.4 %
Depreciation and Amortization	900,905	776,159	16.1 %
Acquisition and Integration Costs	35,842	25,875	38.5 %
Restructuring and Other Transformation	161,359	175,215	(7.9)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	6,196	(12,825)	(148.3)%
Other Expense (Income), Net, Excluding our Share of (Losses) Gains from our Unconsolidated Joint Ventures	39,159	98,891	(60.4)%
Stock-Based Compensation Expense	118,138	73,799	60.1 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	8,684	11,425	(24.0)%
Adjusted EBITDA	**$2,236,380**	**$1,961,677**	**14.0 %**

investors.ironmountain.com Q4 2024 Supplemental Financial Information 14

IRON MOUNTAIN

Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2024	Q3 2024	Q/Q % Change	Q4 2023	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.35**	**$(0.11)**	**n/a**	**$0.10**	**n/a**
Add / (Deduct):					
Acquisition and Integration Costs	0.02	0.04	(50.0)%	0.04	(50.0)%
Restructuring and Other Transformation	0.12	0.13	(7.7)%	0.18	(33.3)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.01)	0.02	(150.0)%	0.02	(150.0)%
Other (Income) Expense, Net, Excluding our Share of (Gains) Losses from our Unconsolidated Joint Ventures	(0.13)	0.29	(144.8)%	0.14	(192.9)%
Stock-Based Compensation Expense	0.15	0.10	50.0 %	0.07	114.3 %
Non-Cash Amortization Related to Derivative Instruments	0.01	0.01	—	0.01	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.03)	(0.04)	(25.0)%	(0.04)	(25.0)%
Income (Loss) Attributable to Noncontrolling Interests	0.01	—	n/a	—	n/a
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.50**	**$0.44**	**13.6 %**	**$0.52**	**(3.8)%**

Full Year Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Full Year 2024	Full Year 2023	% Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.61**	**$0.63**	**(3.2)%**
Add / (Deduct):			
Acquisition and Integration Costs	0.12	0.09	33.3 %
Restructuring and Other Transformation	0.54	0.60	(10.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net	0.02	(0.04)	(150.0)%
Other Expense (Income), Net, Excluding our Share of (Gains) Losses from our Unconsolidated Joint Ventures	0.13	0.34	(61.8)%
Stock-Based Compensation Expense	0.40	0.25	60.0 %
Non-Cash Amortization Related to Derivative Instruments	0.06	0.07	(14.3)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.12)	(0.12)	—
Income (Loss) Attributable to Noncontrolling Interests	0.01	0.01	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.77**	**$1.82**	**(2.7)%**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months and twelve months ended December 31, 2024, and 2023 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three months and twelve months ended December 31, 2024 and 2023 was 15.6% and 12.3%, respectively, and 15.1% for the three months ended September 2024. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current quarter's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

investors.ironmountain.com Q4 2024 Supplemental Financial Information 15

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

	Q4 2024	Q3 2024	Q/Q % Change	Q4 2023	Y/Y % Change
Net Income (Loss)	**$105,685**	**$(33,665)**	**n/a**	**$29,194**	**n/a**
Add / (Deduct):					
Real Estate Depreciation (1)	92,154	93,864	(1.8)%	83,928	9.8 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(6,614)	531	n/a	193	n/a
Data Center Lease-Based Intangible Assets Amortization (2)	5,553	5,604	(0.9)%	3,804	46.0 %
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	1,855	1,422	30.5 %	853	117.5 %
FFO (Nareit)	**$198,633**	**$67,756**	**193.2 %**	**$117,972**	**68.4 %**
Add / (Deduct):					
Acquisition and Integration Costs	7,269	11,262	(35.5)%	12,860	(43.5)%
Restructuring and Other Transformation	36,797	37,282	(1.3)%	53,853	(31.7)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	5,442	4,554	19.5 %	6,290	(13.5)%
Other (Income) Expense, Net, Excluding our Share of (Gains) Losses from our Unconsolidated Joint Ventures	(37,795)	85,532	(144.2)%	40,332	(193.7)%
Stock-Based Compensation Expense	44,647	29,563	51.0 %	20,604	116.7 %
Non-Cash Amortization Related to Derivative Instruments	4,176	4,176	—	4,176	—
Real Estate Financing Lease Depreciation	3,221	3,692	(12.8)%	3,022	6.6 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(9,997)	(10,465)	(4.5)%	(13,050)	(23.4)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	75	(83)	190.4 %	(56)	n/a
FFO (Normalized)	**$252,468**	**$233,269**	**8.2 %**	**$246,005**	**2.6 %**
Add / (Deduct):					
Non-Real Estate Depreciation	67,016	66,787	0.3 %	51,572	29.9 %
Amortization Expense (4)	66,665	62,293	7.0 %	57,613	15.7 %
Amortization of Deferred Financing Costs	6,671	6,666	0.1 %	3,278	103.5 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,229	1,321	(6.9)%	1,829	(32.8)%
Non-Cash Rent Expense (Income)	4,741	4,984	(4.9)%	4,982	(4.8)%
Reconciliation to Normalized Cash Taxes	5,034	(2,166)	n/a	7,090	(29.0)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	179	183	(2.7)%	181	(1.7)%
Less:					
Recurring Capital Expenditures	36,017	41,337	(12.9)%	44,916	(19.8)%
AFFO	**$367,986**	**$332,000**	**10.8 %**	**$327,634**	**12.3 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.67	$0.23	191.3 %	$0.40	67.5 %
FFO (Normalized)	$0.85	$0.79	7.6 %	$0.83	2.4 %
AFFO Per Share	**$1.24**	**$1.13**	**9.7 %**	**$1.11**	**11.7 %**
Weighted Average Common Shares Outstanding - Basic	293,771	293,603	0.1 %	292,328	0.5 %
Weighted Average Common Shares Outstanding - Diluted	297,201	293,603	1.2 %	295,014	0.7 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impacts our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.
(4) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

investors.ironmountain.com Q4 2024 Supplemental Financial Information 16

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO

	Full Year 2024	Full Year 2023	% Change
Net Income (Loss)	**$183,666**	**$187,263**	**(1.9)%**
Add / (Deduct):			
Real Estate Depreciation (1)	367,362	322,045	14.1 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(6,698)	(16,656)	(59.8)%
Data Center Lease-Based Intangible Assets Amortization (2)	22,304	22,322	(0.1)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	4,830	2,226	117.0 %
FFO (Nareit)	**$571,464**	**$517,200**	**10.5 %**
Add / (Deduct):			
Acquisition and Integration Costs	35,842	25,875	38.5 %
Restructuring and Other Transformation	161,359	175,215	(7.9)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	14,025	4,307	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	39,159	98,891	(60.4)%
Stock-Based Compensation Expense	118,138	73,799	60.1 %
Non-Cash Amortization Related to Derivative Instruments	16,705	21,097	(20.8)%
Real Estate Financing Lease Depreciation	13,135	12,019	9.3 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(37,248)	(35,307)	5.5 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(17)	(374)	(95.5)%
FFO (Normalized)	**$932,562**	**$892,722**	**4.5 %**
Add / (Deduct):			
Non-Real Estate Depreciation	248,799	191,785	29.7 %
Amortization Expense (4)	249,305	227,987	9.4 %
Amortization of Deferred Financing Costs	25,580	16,859	51.7 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	5,347	7,036	(24.0)%
Non-Cash Rent Expense (Income)	19,042	25,140	(24.3)%
Reconciliation to Normalized Cash Taxes	6,248	(14,826)	(142.1)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	724	4,868	(85.1)%
Less:			
Recurring Capital Expenditures	143,067	140,406	1.9 %
AFFO	**$1,344,540**	**$1,211,165**	**11.0 %**
Per Share Amounts (Fully Diluted Shares):			
FFO (Nareit)	$1.93	$1.76	9.7 %
FFO (Normalized)	$3.15	$3.04	3.6 %
AFFO Per Share	**$4.54**	**$4.12**	**10.2 %**
Weighted Average Common Shares Outstanding - Basic	293,365	291,936	0.5 %
Weighted Average Common Shares Outstanding - Diluted	296,234	293,965	0.8 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.
(4) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

investors.ironmountain.com Q4 2024 Supplemental Financial Information 17

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q4 2024	Q3 2024	Q/Q % Change	Q4 2023	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$941,970**	**$935,701**	**0.7 %**	**$871,144**	**8.1 %**
Plus: Terminations/Permanent Withdrawal Fees	10,616	11,052	(3.9)%	9,222	15.1 %
Total Revenue from Adjusted Storage Rental Activities	**$952,586**	**$946,753**	**0.6 %**	**$880,366**	**8.2 %**
Less: Storage Rental Expenses					
Storage Rent	123,459	122,396	0.9 %	120,010	2.9 %
Storage Rental Labor	8,662	9,015	(3.9)%	7,489	15.7 %
All Other Storage Costs	144,065	142,993	0.7 %	138,662	3.9 %
Storage Rental Cost of Sales	**$276,186**	**$274,404**	**0.6 %**	**$266,161**	**3.8 %**
Storage Rental Gross Profit	**$676,401**	**$672,349**	**0.6 %**	**$614,205**	**10.1 %**
Storage Rental Gross Margin	*71.0 %*	*71.0 %*	*0 bps*	*69.8 %*	*120 bps*
Service Business Detail					
Total Service Revenue	**$639,309**	**$621,657**	**2.8 %**	**$548,685**	**16.5 %**
Less: Terminations/Permanent Withdrawal Fees	10,616	11,052	(3.9)%	9,222	15.1 %
Total Revenue from Adjusted Service Activities	**$628,693**	**$610,605**	**3.0 %**	**$539,463**	**16.5 %**
Less: Service Expenses					
Service Rent	7,815	6,979	12.0 %	6,565	19.0 %
Service Labor	263,908	255,484	3.3 %	215,310	22.6 %
All Other Service Costs	141,024	141,523	(0.4)%	113,292	24.5 %
Service Cost of Sales	**$412,747**	**$403,986**	**2.2 %**	**$335,167**	**23.1 %**
Service Gross Profit	**$215,946**	**$206,619**	**4.5 %**	**$204,296**	**5.7 %**
Service Gross Margin	*34.3 %*	*33.8 %*	*50 bps*	*37.9 %*	*-360 bps*

investors.ironmountain.com Q4 2024 Supplemental Financial Information 18

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Full Year Storage Rental and Service Business Detail

	Full Year 2024	Full Year 2023	% Change
Storage Rental Business Detail			
Total Storage Rental Revenue	**$3,682,259**	**$3,370,645**	**9.2 %**
Plus: Terminations/Permanent Withdrawal Fees	41,894	33,441	25.3 %
Total Revenue from Adjusted Storage Rental Activities	**$3,724,153**	**$3,404,086**	**9.4 %**
Less: Storage Rental Expenses			
Storage Rent	490,901	472,994	3.8 %
Storage Rental Labor	38,242	32,500	17.7 %
All Other Storage Costs	571,271	504,353	13.3 %
Storage Rental Cost of Sales	**$1,100,414**	**$1,009,847**	**9.0 %**
Storage Rental Gross Profit	**$2,623,738**	**$2,394,239**	**9.6 %**
Storage Rental Gross Margin	*70.5 %*	*70.3 %*	*20 bps*
Service Business Detail			
Total Service Revenue	**$2,467,650**	**$2,109,644**	**17.0 %**
Less: Terminations/Permanent Withdrawal Fees	41,894	33,441	25.3 %
Total Revenue from Adjusted Service Activities	**$2,425,756**	**$2,076,203**	**16.8 %**
Less: Service Expenses			
Service Rent	27,874	24,997	11.5 %
Service Labor	1,014,325	858,851	18.1 %
All Other Service Costs	553,936	464,105	19.4 %
Service Cost of Sales	**$1,596,135**	**$1,347,953**	**18.4 %**
Service Gross Profit	**$829,621**	**$728,250**	**13.9 %**
Service Gross Margin	*34.2 %*	*35.1 %*	*-90 bps*

investors.ironmountain.com Q4 2024 Supplemental Financial Information 19

Section VI - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 09/30/2024	236	24,201	1,120	73,819	1,356	98,020
Additions & Expansions	4	275	17	871	21	1,145
Dispositions & Move Outs	(4)	(304)	(27)	(781)	(31)	(1,086)
Total as of 12/31/2024 (2)	**236**	**24,171**	**1,110**	**73,909**	**1,346**	**98,079**
Total %	***17.5 %***	***24.6 %***	***82.5 %***	***75.4 %***		

Top Five Markets Owned, United States (in Sq. Ft.)	
Northern New Jersey	1,962
Chicago	1,282
Boston	1,083
Dallas	966
Houston	873

Top Five Markets Owned, International (in Sq. Ft.)	
Paris, France	807
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Lima, Peru	434

Facility Lease Expirations (3) (% of total square feet subject to lease)


4.0%
5.8%
2.6%
3.0%
4.1%
4.4%
5.7%
3.2%
3.8%
63.5%
2025
2026
2027
2028
2029
2030
2031
2032
2033
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 11.2 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Includes 15 owned data center facilities and 5 leased data center facilities with 3.3M Sq. Ft. and 0.8M Sq. Ft., respectively.
(3) Includes financing and operating lease obligations.

investors.ironmountain.com Q4 2024 Supplemental Financial Information 20

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2025	947	32.8	6.1%	87,435	10.8%
2026	372	28.3	5.3%	71,103	8.8%
2027	189	14.8	2.8%	43,542	5.4%
2028	111	38.5	7.2%	69,900	8.6%
2029	66	50.5	9.5%	52,612	6.5%
2030	27	54.5	10.2%	67,744	8.4%
2031	5	2.5	0.5%	4,913	0.6%
Thereafter	28	311.8	58.4%	412,800	50.9%
Total	**1,745**	**533.7**	**100.0%**	**$810,049**	**100.0%**
WALE:	**10.6 years**				

Data Center Leasing Activity Summary

	Q4 2024				Full Year 2024			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	71	$2,231	9,664	$231	335	$20,035	115,811	$173
Commenced leases	49	5,771	52,383	110	311	9,736	80,687	121
Commenced Built to Suit leases	—	—	—	—	2	1,346	72,000	19
Renewed leases	216	1,705	5,984	285	893	7,011	24,604	285
Churn	4.4%				7.0%			
Cash Mark to Market	7.0%				6.8%			
GAAP Mark to Market	10.9%				10.6%			

AZP-3 Rendering


IRON
MOUNTAIN

investors.ironmountain.com Q4 2024 Supplemental Financial Information 21

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	76.5%	—	—	14.2	76.5%
Phoenix						
AZP-1	41.0	100.0%	—	—	41.0	100.0%
AZP-2	46.5	100.0%	—	—	46.5	100.0%
Scottsdale						
AZS-1	5.7	100.0%	—	—	5.7	100.0%
Denver						
DEN-1	11.3	72.1%	—	—	11.3	72.1%
New Jersey						
NJE-1	16.8	86.3%	4.0	62.5%	20.8	81.7%
Northern Virginia						
VA-1	12.4	100.0%	—	—	12.4	100.0%
VA-2	36.0	99.0%	—	—	36.0	99.0%
VA-3	44.0	100.0%	—	—	44.0	100.0%
VA-4 (1)	32.0	100.0%	—	—	32.0	100.0%
VA-5 (1)	40.0	100.0%	—	—	40.0	100.0%
VA-6 Phase 1 (2)	16.0	100.0%	—	—	16.0	100.0%
Amsterdam						
AMS-1	13.1	95.0%	—	—	13.1	95.0%
London						
LON-1	8.7	96.8%	—	—	8.7	96.8%
LON-2	18.0	100.0%	—	—	18.0	100.0%
Frankfurt						
FRA-1 (3)	27.0	100.0%	—	—	27.0	100.0%
FRA-2	9.8	100.0%	—	—	9.8	100.0%
Singapore						
SIN-1	6.8	100.0%	—	—	6.8	100.0%
Madrid						
MAD-1	1.0	45.0%	—	—	1.0	45.0%
India						
Web Werks	1.5	100.0%	10.4	35.0%	11.9	43.3%
Total Data Center Properties	**401.8**	**97.4%**	**14.4**	**42.7%**	**416.2**	**95.5%**

(1) VA-4/5 are held by a consolidated joint venture.
(2) VA-6 data center is held by a consolidated joint venture.
(3) FRA-1 data center is an unconsolidated joint venture.

Total Potential Capacity - Megawatts

	Q4 2024	Q4 2023
Operating Portfolio	416.2	255.4
Under Construction	164.5	229.7
Held for Development	699.2	375.7
Total Data Center Portfolio	**1,279.9**	**860.8**

investors.ironmountain.com Q4 2024 Supplemental Financial Information 22

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q4 2024 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M) (4)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	5.0	—	—	—	$44.1	$45.0	Q3 2026	Q3 2027	5.0
Madrid									
MAD-1 Phase 1	2.0	0.3	14.0%	$2.7	$25.7	$31.9	Q1 2025	Q1 2026	—
India									
Web Werks	2.5	—	—	—	—	—			2.9
All Other Facilities (2)	1.0	1.0	—	—	—	—			20.4
Total Expansion	**10.5**	**1.3**	**12.2%**	**$2.7**	**$69.7**	**$76.9**			**28.3**
New Development									
Phoenix									
AZP-3 Phase 1	18.0	18.0	100.0%	$40.2	$132.2	$297.5	Q4 2025	Q4 2025	—
AZP-3 Phase 2	10.0	10.0	100.0%	$15.0	$15.0	$60.1	Q2 2026	Q2 2026	—
AZP-3 Phase 3	8.0	8.0	100.0%	$6.6	$6.6	$47.4	Q3 2026	Q3 2026	—
Amsterdam									
AMS-2	—	—	—	—	—	—			20.0
Chicago									
CHI-2 Future Phases	—	—	—	—	—	—			36.0
Frankfurt									
FRA-1 Phase 2 (1)	—	—	—	—	—	—			—
FRA-1 Phase 3 (1)	—	—	—	—	—	—			—
London									
LON-2 Phase 3	9.0	9.0	100.0%	$6.8	$60.3	$65.9	Q1 2025	Q1 2026	—
LON-3 Future Phases	25.0	25.0	100.0%	$2.5	$31.7	$391.9	Q4 2026	Q4 2026	—
Madrid									
MAD-1 Future Phases	—	—	—	—	—	—			76.0
Northern Virginia									
VA-6 Phase 2 (3)	16.0	15.0	93.8%	$40.5	$78.3	$111.5	Q2 2025	Q2 2026	—
VA-7 (3)	36.0	36.0	100.0%	$71.5	$181.4	$374.0	Q4 2025	Q2 2026	—
VA Future Phases (2)	32.0	32.0	100.0%	—	—	—			174.0
India									
Web Werks	—	—	—	—	—	—			148.9
Miami									
MIA-1	—	—	—	—	—	—			16.0
Richmond									
RIC Future Phases	—	—	—	—	—	—			200.0
Total New Development	**154.0**	**153.0**	**99.4%**	**$183.1**	**$505.5**	**$1,348.2**			**670.9**
Total Development	**164.5**	**154.3**	**93.8%**	**$185.7**	**$575.2**	**$1,425.1**			**699.2**

(1) FRA-1 is an unconsolidated joint venture; construction costs are funded by the joint venture with Iron Mountain managing the construction.
(2) Includes megawatts pre-leased where construction is planned, but has not commenced.
(3) VA-6 and VA-7 are held by a consolidated joint venture; construction costs are funded by the joint venture with Iron Mountain managing the construction.
(4) Excludes cost associated with megawatts pre-leased where facility construction is planned, but has not commenced.

investors.ironmountain.com Q4 2024 Supplemental Financial Information 23

IRON MOUNTAIN
Section VIII - Capitalization and Debt Maturity Profile

Capitalization

Revolving Credit Facility and Term Loan A	
Capacity	$2,966,016
Outstanding	$337,016
Letters of Credit	$7,766
Remaining Capacity	$2,621,234
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (SOFR)	1.75 %
Weighted Average Interest Rate	6.08 %
Maturity Date	3/18/2030
Credit Facility Fixed Charge Coverage Ratio	2.4x
Net Total Lease-Adjusted Leverage Ratio	5.0x

Total Market Capitalization as of 12/31/2024	
# of Shares Outstanding	293,593
Share Price as of 12/31/24	$105.11
Total Market Capitalization	$30,859,522
Net Debt (1)	$13,680,648
Total Enterprise Value	$44,540,170
Net Debt to Total Enterprise Value	30.7 %
Adjusted EBITDA to Interest Expense	3.1x
Total Enterprise Value to Adjusted EBITDA (2)	19.9x

Fixed vs. Floating Rate Debt


14%
86%
Fixed Rate Debt
Floating Rate Debt

Credit Rating		
	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Stable	Stable
Latest Update	12/3/2024	10/10/2024

Total Long Term Debt Weighted Average Rates	
Weighted Average Interest	5.7 %
Weighted Average Maturity	4.9 Years
USD denominated	89 %

Debt Maturity Profile ($ in Millions) (3) (4)


543
776
1,599
1,363
2,055
1,601
2,839
1,350
1,200
24
10
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2036
Revolving Credit Facility and Term Loan A
Construction Loans IMDC
A/R Securitization
Mortgage Notes Payable
Bi-Lateral Loans
AUD Term Loan B
USD Term Loan B (2031)
Senior Unsecured Notes

(1) Net debt is calculated as current portion of long-term debt of $715.1M plus long-term debt net of current portion of $13,004.0M plus deferred financing costs of $117.3M less cash and cash equivalents of $155.7M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Discounts, Financing Leases, Notes Payable and Other.
(4) In addition to the above, the Company has approximately $472.8M of undrawn committed asset level financing for the construction of five Data Center assets in Northern Virginia.

investors.ironmountain.com Q4 2024 Supplemental Financial Information 24

IRON MOUNTAIN
Section IX - Capital Expenditures

Quarterly Capital Expenditures

	Q4 2024	Q3 2024	Q/Q % Change	Q4 2023	Y/Y % Change
Growth:					
Data Center	$541,879	$308,851	75.4 %	$310,230	74.7 %
Real Estate	73,419	37,872	93.9 %	64,862	13.2 %
Innovation and Other	69,843	26,651	162.1 %	23,803	193.4 %
Total Growth Capital Expenditures	**$685,141**	**$373,374**	**83.5 %**	**$398,895**	**71.8 %**
Recurring:					
Data Center	$6,486	$7,876	(17.6)%	$5,249	23.6 %
Real Estate	17,031	15,842	7.5 %	23,886	(28.7)%
Non-Real Estate	12,500	17,619	(29.1)%	15,781	(20.8)%
Total Recurring Capital Expenditures	**$36,017**	**$41,337**	**(12.9)%**	**$44,916**	**(19.8)%**
Total Growth and Recurring Capital Expenditures	**$721,158**	**$414,711**	**73.9 %**	**$443,811**	**62.5 %**
Net Change in Prepaid and Accrued Capital Expenditures	(103,562)	(18,644)	n/a	(66,882)	54.8 %
Total Cash Paid for Growth and Recurring Capital Expenditures	**$617,596**	**$396,067**	**55.9 %**	**$376,929**	**63.8 %**

Full Year Capital Expenditures

	Full Year 2024	Full Year 2023	% Change
Growth:			
Data Center	$1,422,118	$964,198	47.5 %
Real Estate	204,248	201,036	1.6 %
Innovation and Other	131,195	81,135	61.7 %
Total Growth Capital Expenditures	**$1,757,561**	**$1,246,369**	**41.0 %**
Recurring:			
Data Center	$19,728	$17,198	14.7 %
Real Estate	56,781	58,465	(2.9)%
Non-Real Estate	66,558	64,743	2.8 %
Total Recurring Capital Expenditures	**$143,067**	**$140,406**	**1.9 %**
Total Growth and Recurring Capital Expenditures	**$1,900,628**	**$1,386,775**	**37.1 %**
Net Change in Prepaid and Accrued Capital Expenditures	(109,064)	(47,552)	129.4 %
Total Cash Paid for Growth and Recurring Capital Expenditures	**$1,791,564**	**$1,339,223**	**33.8 %**

investors.ironmountain.com Q4 2024 Supplemental Financial Information 25

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). SRP FLS Statement: We have made statements in this Supplemental Financial Information that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, "projects", “pursue”, “will” or similar expressions, we are making forward- looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this Supplemental Financial Information. Acquisition and Integration Costs: We define Acquisition and Integration Costs as operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance, and system integration costs. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Tax impact of reconciling items and discrete tax items; and (viii) Amortization related to the write-off of certain customer relationship intangible assets. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Non-Cash Amortization of Derivative Instruments: Includes amortization on instruments such as cross-currency swap agreements designated as a hedge of net investment. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Intangible impairments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Funds From Operations, FFO (Nareit), and FFO (Normalized): Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles (“FFO (Nareit)”). We calculate our FFO measures, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the Section X - Appendix and Definitions investors.ironmountain.com Q4 2024 Supplemental Financial Information 26

cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; (viii) Tax impact of reconciling items and discrete tax items; (ix) Intangible impairments; and (x) (Income) loss from discontinued operations, net of tax. FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Adjusted Funds From Operations, or AFFO: We define adjusted funds from operations or AFFO as FFO (Normalized) (1) excluding (i) non-cash rent expense (income); (ii) depreciation on non-real estate assets; (iii) amortization expense associated with customer and supplier relationship value, intake costs, acquisition of customer and supplier relationships, capitalized commissions and other intangibles; (iv) amortization of deferred financing costs and debt discount/ premium; (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases; and (vi) the impact of reconciling to normalized cash taxes; and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: Calculated as AFFO divided by weighted-average fully-diluted shares outstanding. Terminations/Permanent Withdrawal Fees: Revenue from the preparation, documentation, and permanent withdrawal of records. Business Segments: The Global Records and Information Management ("Global RIM"): Records Management, stores physical records and provides information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents ("Records Management") for customers in 60 countries around the globe. Data Management, provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations, server and computer backup services and related services offerings ("Data Management"). Global Digital Solutions, develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information ("Global Digital Solutions"). Secure Shredding, includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Through a combination of shredding facilities and mobile shredding units consisting of custom built trucks, we are able to offer secure shredding services to our customers. Entertainment Services, entertainment and media services which help industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets ("Entertainment Services"). Consumer Storage, provides on-demand, valet storage for consumers ("Consumer Storage") utilizing data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. Corporate and Other: Consists primarily of our Fine Arts and asset lifecycle management ("ALM") businesses and other corporate items (Corporate and Other). Our Fine Arts business provides technical expertise in the handling, installation and storing of art. Our ALM business provides hyperscale and corporate IT infrastructure managers with services and solutions that enable the decommissioning, data erasure processing and disposition or sale of IT hardware and component assets. ALM services are enabled by: secure logistics, chain of custody and complete asset traceability practices, environmentally-responsible asset processing and recycling, and data sanitization and asset refurbishment services that enable value recovery through asset remarketing. In addition, ALM also offers workplace IT asset management services including storage, configuration, deployment, device support and end-of-life disposition for employee IT devices. Our ALM service focus on protecting and eradicating customer data while maintaining strong, auditable, and transparent chain of custody practices. Corporate and Other includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Section X - Appendix and Definitions investors.ironmountain.com Q4 2024 Supplemental Financial Information 27

Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in the construction of data center facilities (including the acquisition of land), as well as investments to drive revenue growth, expand capacity or achieve operational or cost efficiencies. Real Estate - Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues, extend the useful life of an asset or achieve operational or cost efficiencies. Innovation and Other - Discretionary capital expenditures for significant new products and services as well as computer hardware and software to support new products and services or to achieve operational or cost efficiencies. Integration costs of acquisitions are also included. Recurring: Data Center - Expenditures related to the replacement of equivalent components and overall maintenance of existing data center assets. Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Constant Currency: Adjusts results to normalize Fx impacts across comparable periods. Data Center Business Definitions: Leaseable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts (MW). Monthly Recurring Revenue (MRR) - Defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - Represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. EBITDAR: Calculated as the last 12 months' earnings before interest, taxes, depreciation and amortization and rent expense (“EBITDAR”) of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, subject to certain adjustments and exclusions, which make the calculation of financial performance for purposes of EBITDAR calculations not directly comparable to our presentation of Adjusted EBITDA. Credit Facility Fixed Charge Coverage Ratio: Calculated as last twelve months EBITDAR divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement. Net Lease-Adjusted Leverage Ratio: Calculated as net debt, including the capitalized value of lease obligations, of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, plus six times rent expenses divided by EBITDAR. Organic Revenue Growth: Our organic revenue growth rate, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate: Calculated as one minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Storage Rev/NOI per Sq. Ft.: Calculated as either storage revenue or Storage NOI (as defined below) divided by the quarterly building square foot average for storage products. Section X - Appendix and Definitions investors.ironmountain.com Q4 2024 Supplemental Financial Information 28

Service Profit and Margin: The Gross Profit and Margin attributable to the global service business. Calculated as follows: Total Revenues from Adjusted Service Activities - Service Cost of Sales = Service Gross Profit ($) / Total Revenues from Adjusted Service Activities = Service Gross Margin (%) Storage Net Operating Income, or Storage NOI: Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: Gross Profit and Margin attributable to the global storage business. Calculated as follows: Total Revenue from Adjusted Storage Rental Activities - Storage Rental Cost of Sales = Storage Rental Gross Profit ($) / Total Revenue from Adjusted Storage Rental Activities = Storage Rental Gross Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year calculated based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Global RIM and Corporate and Other, calculated on an absolute basis in cubic feet. Section X - Appendix and Definitions investors.ironmountain.com Q4 2024 Supplemental Financial Information 29